Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2012-4

Issuing Entity

$308,367,000 (Approximate)

Preliminary Term Sheet

September 10, 2012

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Barclays Capital Inc.
Underwriter and Lead Manager and Sole Bookrunner

This is an indicative Term Sheet. All terms and statements are subject to change.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and a form of prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The registration statement to which this offering relates is Commission File Numbers 333-179292 and 333-179292-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product. These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof. The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities. Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly are confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Offered Certificates: $308,367,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-1	100,000,000	AAAsf/AAA(sf)/ Aaa(sf)	3.500 (2)	4.79	10/12-11/33	7.30%	$100,000	Senior
A-2	100,000,000	AAAsf/AAA(sf)/ Aaa(sf)	3.000 (3)	4.79	10/12-11/33	7.30%	$100,000	Senior
A-3	90,357,000	AAAsf/AAA(sf)/ Aaa(sf)	[ ] (4)	4.79	10/12-11/33	7.30%	$100,000	Senior
A-IO1(5)	290,357,000	AAAsf/AAA(sf)/ Aaa(sf)	0.575 (6)	N/A	N/A	N/A	100%	Notional/Senior
A-IO2(7)	100,000,000	AAAsf/AAA(sf)/ Aaa(sf)	0.500 (8)	N/A	N/A	N/A	$1,000,000	Notional/Senior
A-IO3(9)	90,357,000	AAAsf/AAA(sf)/ Aaa(sf)	[ ] (10)	N/A	N/A	N/A	$1,000,000	Notional/Senior
B-1	9,709,000	AAsf/NR/ NR	4.075 (11)	8.67	10/12-4/27	4.20%	$100,000	Subordinate
B-2	5,482,000	Asf/NR/ NR	4.075 (11)	8.67	10/12-4/27	2.45%	$100,000	Subordinate
B-3	2,819,000	BBBsf/NR/ NR	4.075 (11)	8.67	10/12-4/27	1.55%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	1,566,000	BBsf/NR/NR	4.075 (11)					Subordinate
B-5	3,289,403	NR/NR/NR	4.075 (11)	Not Offered Hereby				Subordinate
R	0	NR/NR/NR	N/A					Residual
LT-R	0	NR/NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in October 2012 and the clean-up call is not exercised.
(2)	The interest rate on the Class A-1 Certificates will be an annual rate equal to the lesser of (i) 3.500% and (ii) the Net WAC for such distribution date.
(3)	The interest rate on the Class A-2 Certificates will be an annual rate equal to the lesser of (i) 3.000% and (ii) the excess, if any, of the Net WAC over the Class A-IO2 interest rate for such distribution date.
(4)	The interest rate on the Class A-3 Certificates will be an annual rate equal to the lesser of (i) [ ]% and (ii) the excess, if any, of the Net WAC over the Class A-IO3 interest rate for such distribution date.
(5)	Notional amount. The Class A-IO1 Certificates will not be entitled to distributions of principal. The Class A-IO1 Certificates will accrue interest on a notional amount equal to the aggregate class principal amount of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to such distribution date.
(6)	The interest rate on the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of the Net WAC over 3.500%.
(7)	Notional amount. The Class A-IO2 Certificates will not be entitled to distributions of principal. The Class A-IO2 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-2 Certificates immediately prior to such distribution date.
(8)	The interest rate on the Class A-IO2 Certificates will be an annual rate equal to 0.500%.
(9)	Notional amount. The Class A-IO3 Certificates will not be entitled to distributions of principal. The Class A-IO3 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-3 Certificates immediately prior to such distribution date.
(10)	The interest rate on the Class A-IO3 Certificates will be an annual rate equal to [ ]%.
(11)	Net WAC. Net WAC is an annual rate equal to the weighted average of the net mortgage rates of the mortgage loans during the applicable period.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2012-4
Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2012-4
Sponsor	RWT Holdings, Inc.
Seller	Redwood Residential Acquisition Corporation
Depositor	Sequoia Residential Funding, Inc.
Trustee	Christiana Trust, a division of Wilmington Savings Fund Society, FSB
Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.
Servicing Administrator	With respect to the mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation.
Master Servicer	Wells Fargo Bank, N.A.
Servicers

Cenlar FSB, approximately 69.8%; First Republic Bank, approximately 25.3%; PHH Mortgage Corporation, approximately 5.0%.

Redwood Residential Acquisition Corporation will act as Servicing Administrator with respect to the mortgage loans serviced by Cenlar FSB.

Originators	First Republic Bank, approximately 25.3%; PrimeLending, a PlainsCapital Company, approximately 17.7%; Flagstar Capital Markets Corporation, approximately 9.7%; United Shore Financial Services, LLC, approximately 7.2%; Cornerstone Mortgage Company, approximately 6.1%; and Wintrust Mortgage, a division of Barrington Bank and Trust, approximately 5.0%. . The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans.
Custodian	Wells Fargo Bank, N.A.
Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.
Ratings

In preparing for the offering, the sponsor engaged Fitch Ratings (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service (“Moody’s”) to rate the Offered Certificates. Accordingly, the sponsor executed an engagement letter with Fitch, KBRA and Moody’s setting forth the terms on which each of Fitch, KBRA and Moody’s would provide such ratings.

Fitch, KBRA and Moody’s will rate one or more classes of the Offered Certificates.  It is expected that the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2 and Class A-IO3 Certificates will be assigned the credit ratings from Fitch, KBRA and Moody’s on page 4 of this Term Sheet and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be assigned the credit ratings from Fitch on page 4 of this Term Sheet.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Cut-off Date	The close of business on September 1, 2012.
Expected Closing Date	On or about September 21, 2012.
Expected Investor Settlement Date	On or about September 21, 2012.
Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day, commencing in October 2012.
Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.
Residual Certificates	The Class R Certificates and Class LT-R Certificates.
Senior Certificates	The Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2 and Class A-IO3 Certificates.
Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.
Offered Certificates	The Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates will be offered.
Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.
The Mortgage Loans

372 fixed rate mortgage loans. 322 mortgage loans, representing approximately 86.75% of the mortgage pool, have an original term to maturity of 30 years. 3 mortgage loans, representing approximately 1.09% of the mortgage pool, have an original term to maturity of 20 years. 47 mortgage loans, representing approximately 12.16% of the mortgage pool, have an original term to maturity of 15 years. 18 mortgage loans (representing approximately 6.97% of the mortgage pool) are interest-only mortgage loans, providing for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units and planned unit developments.

Approximately 0.73% and 23.57% of the mortgage loans require prepayment charges if, during the first three or first five years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the sum of the principal balance after the prepayment and the amount by which the prepayment exceeds the allowable prepayment of twenty percent (20%) of the original principal balance or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans will be paid to the Servicers, provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing Administrator. The Master Servicer will be paid a monthly fee calculated as 0.03% annually on the principal balance of the mortgage loans. The servicing, master servicing and servicing administrator fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Master Servicer will pay the fees of the Trustee, the Custodian and the Securities Administrator. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $100,000 annually.
Structure	Senior/subordinate, shifting interest.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Credit Enhancement	Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.
	Certificates	Ratings Fitch/KBRA/Moody’s	Bond Size	Initial Subordination
	Class A-1	AAAsf/AAA(sf)/Aaa(sf)	31.93%	7.30%
	Class A-2	AAAsf/AAA(sf)/Aaa(sf)	31.93%	7.30%
	Class A-3	AAAsf/AAA(sf)/Aaa(sf)	28.85%	7.30%
	Class B-1	AAsf/NR/NR	3.10%	4.20%
	Class B-2	Asf/NR/NR	1.75%	2.45%
	Class B-3	BBBsf/NR/NR	0.90%	1.55%

Monthly Advances

The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or the Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Compensating Interest	Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s servicing fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the master servicing fee.
Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.
Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Certificate Principal Amount	For any certificate (other than the Class A-IO1, Class A-IO2, Class A-IO3, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.
Certificate Writedown Amount	The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO1, Class A-IO2, Class A-IO3, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date.
Senior Percentage (Senior %)	For any Distribution Date and the Class A-1, Class A-2 and Class A-3 Certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date. The initial Senior Percentage will be approximately 92.70%.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Senior Prepayment Percentage	For any Distribution Date, the following:
	Distribution Date occurring in the period	Senior Prepayment Percentage
	October 2012-September 2017	100%
	October 2017-September 2018	the Senior % plus 70% of the Subordinate %
	October 2018-September 2019	the Senior % plus 60% of the Subordinate %
	October 2019-September 2020	the Senior % plus 40% of the Subordinate %
	October 2020-September 2021	the Senior % plus 20% of the Subordinate %
	October 2021 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in October 2017, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate of the Class Principal Amounts of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the excess of 100% over the Senior Percentage on that Distribution Date. The initial Subordinate Percentage will be approximately 7.30%.
Subordinate Prepayment Percentage	For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage on that Distribution Date.
Class Subordination Percentage

For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO1, Class A-IO2, Class A-IO3, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Step-Down Test	As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
October 2017 - September 2018	20%
October 2018 - September 2019	25%
October 2019 - September 2020	30%
October 2020 - September 2021	35%
October 2021 and thereafter	40%

Realized Loss

An amount equal to:

(a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the net mortgage rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the net mortgage rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Payment Priority

On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A-1, Class A-2 Class A-3, Class A-IO1, Class A-IO2 and Class A-IO3 Certificates, pro rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A-1, Class A-2 and Class A-3 Certificates, the Senior Principal Distribution Amount, pro rata in accordance with their respective Class Principal Amounts;

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

Notwithstanding the above, on any Distribution Date on which the aggregate of the Class Principal Amounts of the Subordinate Certificates has been reduced to zero, the Senior Principal Distribution Amount will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in accordance with their respective Class Principal Amounts.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’s share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.
Net Interest Shortfall	For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.
Net Prepayment Interest Shortfall	For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.
Prepayment Period	For each mortgage loan serviced by Cenlar FSB and (i) each Distribution Date (other than the October 2012 Distribution Date), the period commencing on the 15th day of the month preceding the month in which the related Distribution Date occurs through the 14th day of the month in which the related Distribution Date occurs and (ii) the October 2012 Distribution Date, the period commencing on September 1, 2012 through October 14, 2012. For each mortgage loan serviced by PHH Mortgage Corporation and First Republic Bank and each Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the related Distribution Date occurs through the 1st day of the month in which the related Distribution Date occurs.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Senior Principal Distribution Amount

On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-1, Class A-2 and Class A-3 Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1)   the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2)   the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3)   with respect to each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)   any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A-1, Class A-2 and Class A-3 Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of such certificates below zero, the distribution to such class of certificates of the Senior Principal Distribution Amount of those amounts for that Distribution Date will be limited to the amount necessary to reduce the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates to zero.

In addition, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 7.30%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Subordinate Principal Distribution Amount

The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 7.30%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Available Distribution Amount

With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the servicing fees, the servicing administrator fee and the master servicing fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related Prepayment Period; (iii) liquidation proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related Prepayment Period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related Prepayment Period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the master servicing fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $100,000 annually to be paid to the Trustee).

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Applicable Credit Support Percentage

For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having lower payment priorities than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	7.30%
B-2	4.20%
B-3	2.45%
B-4	1.55%
B-5	1.05%

Allocation of Realized Losses

If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class A-1, Class A-2 and Class A-3 Certificates, pro-rata. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sponsor’s Risk Retention

The Sponsor or one or more of its affiliates will initially purchase at least 5% of the aggregate Certificate Principal Amount of all of the certificates, which will include the Class B-4, Class B-5, Class R and Class LT-R Certificates. Thereafter, the Sponsor or one or more of its affiliates may or may not continue to retain certificates with an aggregate original Certificate Principal Amount at least equal to 5% of the aggregate original Certificate Principal Amount of the certificates. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2012-4 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor or one or more of its affiliates would not plan to increase their holdings of certificates as a response to the finalization of risk retention regulations.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Dispute Resolution	In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.
Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund. The proceeds from such purchase will be distributed to the certificateholders in accordance with the Payment Priority.
Registration	The Offered Certificates will be issuable in book-entry form through DTC.
Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class A-IO1, Class A-IO2 and Class A-IO3 Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.
ERISA Considerations	The Class A-1, Class A-2, Class A-3, Class A-IO2 and Class A-IO3 Certificates will be placed by an underwriter. Each beneficial owner of Class A-1, Class A-2, Class A-3, Class A-IO2 and Class A-IO3 Certificates or any interest therein (and each beneficial owner of Class A-IO1, Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

SMMEA Treatment	The Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class A-IO3 and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.
Stated Final Maturity Date	The Distribution Date in October 2042. The actual final Distribution Date could be substantially earlier.
Record Date	For the first Distribution Date, the closing date. For any other Distribution Date, the last business day of the calendar month preceding the related Distribution Date.
Diligence Review of Mortgage Loans

The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged two third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 87% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 87% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Limited Desktop Appraisal Analysis (LDAA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.
Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.
Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the net mortgage rate.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$313,222,403	$427,811.93	$2,500,000.00
Number of Mortgage Loans:	372
30 Year Fixed Rate Percentage:	86.75%
20 Year Fixed Rate Percentage:	1.09%
15 Year Fixed Rate Percentage:	12.16%
Average Scheduled Principal Balance:	$841,996
Weighted Average Gross Mortgage Rate:	4.355%	3.500%	5.100%
Weighted Average Seasoning:	3 Months	1	18
Weighted Average Original LTV Ratio:	66.379%	19.670%	80.000%
Weighted Average Original Combined LTV Ratio:	67.627%	22.900%	80.000%
Weighted Average Original Credit Score:	774	693	819
Weighted Average Original Debt-to-Income Ratio:	30.864%	4.560%	57.964%
Original Interest Only (10 Years) Loans Percentage:	6.97%
Weighted Average Original Term to Maturity:	337	180	360
Weighted Average Remaining Term to Maturity:	333	171	359
First Lien Percentage at Origination:	100%
Loans with Seconds at Origination:	10.28%

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
15 Years	47	38,072,383.01	12.16	810,050.70	3.985	777	57.46	59.69
20 Years	3	3,418,713.94	1.09	1,139,571.31	3.996	743	52.05	54.63
30 Years	322	271,731,306.25	86.75	843,886.04	4.411	774	67.81	68.90
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
400,000.01 to 500,000.00	18	8,476,401.07	2.71	470,911.17	4.308	777	69.07	69.78
500,000.01 to 600,000.00	61	33,361,277.90	10.65	546,906.20	4.400	776	71.21	71.84
600,000.01 to 700,000.00	65	41,934,933.64	13.39	645,152.83	4.392	776	70.17	71.17
700,000.01 to 800,000.00	61	45,639,727.82	14.57	748,192.26	4.335	774	67.04	68.02
800,000.01 to 900,000.00	37	31,725,077.08	10.13	857,434.52	4.382	779	68.65	69.04
900,000.01 to 1,000,000.00	50	47,661,784.95	15.22	953,235.70	4.369	777	62.08	63.46
1,000,000.01 to 1,100,000.00	25	26,604,117.91	8.49	1,064,164.72	4.358	759	65.80	67.60
1,100,000.01 to 1,200,000.00	10	11,552,381.16	3.69	1,155,238.12	4.305	766	63.40	66.17
1,200,000.01 to 1,300,000.00	14	17,639,339.17	5.63	1,259,952.80	4.384	776	65.34	66.42
1,300,000.01 to 1,400,000.00	10	13,337,618.77	4.26	1,333,761.88	4.434	780	70.99	70.99
1,400,000.01 to 1,500,000.00	7	10,363,824.55	3.31	1,480,546.36	4.084	780	53.63	58.77
1,500,000.01 to 1,600,000.00	3	4,651,649.88	1.49	1,550,549.96	4.299	766	61.97	61.97
1,600,000.01 to 1,700,000.00	4	6,618,151.32	2.11	1,654,537.83	4.375	761	59.33	64.82
1,700,000.01 to 1,800,000.00	2	3,438,169.18	1.10	1,719,084.59	4.050	754	70.91	70.91
1,800,000.01 to 1,900,000.00	1	1,802,559.37	0.58	1,802,559.37	4.300	763	62.41	65.86
1,900,000.01 to 2,000,000.00	3	5,915,389.43	1.89	1,971,796.48	4.402	772	64.65	65.57
2,400,000.01 to 2,500,000.00	1	2,500,000.00	0.80	2,500,000.00	4.100	777	53.19	53.19
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The average loan balance of the mortgage loans at origination was approximately $847,673.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances of the Mortgage Loans as of the Cut-off-Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
400,000.01 to 500,000.00	21	9,963,613.12	3.18	474,457.77	4.318	778	68.49	69.60
500,000.01 to 600,000.00	59	32,363,012.73	10.33	548,525.64	4.393	776	71.22	71.71
600,000.01 to 700,000.00	69	44,900,263.09	14.33	650,728.45	4.391	776	70.21	71.27
700,000.01 to 800,000.00	56	42,185,451.49	13.47	753,311.63	4.337	773	66.94	67.86
800,000.01 to 900,000.00	39	33,514,450.20	10.70	859,344.88	4.355	780	66.77	67.93
900,000.01 to 1,000,000.00	48	45,872,411.83	14.65	955,675.25	4.388	776	63.20	64.05
1,000,000.01 to 1,100,000.00	26	27,701,587.51	8.84	1,065,445.67	4.358	757	65.69	67.42
1,100,000.01 to 1,200,000.00	9	10,454,911.56	3.34	1,161,656.84	4.300	771	63.42	66.49
1,200,000.01 to 1,300,000.00	15	18,925,527.39	6.04	1,261,701.83	4.375	777	66.00	67.00
1,300,000.01 to 1,400,000.00	9	12,051,430.55	3.85	1,339,047.84	4.454	778	70.57	70.57
1,400,000.01 to 1,500,000.00	7	10,363,824.55	3.31	1,480,546.36	4.084	780	53.63	58.77
1,500,000.01 to 1,600,000.00	3	4,651,649.88	1.49	1,550,549.96	4.299	766	61.97	61.97
1,600,000.01 to 1,700,000.00	4	6,618,151.32	2.11	1,654,537.83	4.375	761	59.33	64.82
1,700,000.01 to 1,800,000.00	2	3,438,169.18	1.10	1,719,084.59	4.050	754	70.91	70.91
1,800,000.01 to 1,900,000.00	1	1,802,559.37	0.58	1,802,559.37	4.300	763	62.41	65.86
1,900,000.01 to 2,000,000.00	3	5,915,389.43	1.89	1,971,796.48	4.402	772	64.65	65.57
2,400,000.01 to 2,500,000.00	1	2,500,000.00	0.80	2,500,000.00	4.100	777	53.19	53.19
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The average loan balance of the mortgage loans as of the cut-off date was approximately $841,996.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.251 to 3.500	1	663,329.11	0.21	663,329.11	3.500	789	37.69	37.69
3.501 to 3.750	12	10,571,214.99	3.37	880,934.58	3.741	764	50.93	51.63
3.751 to 4.000	36	27,583,212.46	8.81	766,200.35	3.941	778	61.27	62.16
4.001 to 4.250	92	80,882,448.88	25.82	879,157.05	4.190	776	64.62	66.16
4.251 to 4.500	150	129,667,887.43	41.40	864,452.58	4.418	774	66.64	68.01
4.501 to 4.750	65	50,661,999.39	16.17	779,415.38	4.677	771	73.25	74.00
4.751 to 5.000	15	11,926,685.94	3.81	795,112.40	4.881	780	72.54	74.06
5.001 to 5.250	1	1,265,625.00	0.40	1,265,625.00	5.100	711	75.00	75.00
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 4.35%.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1 to 2	162	136,047,837.45	43.43	839,801.47	4.318	771	68.11	68.82
3 to 4	132	103,972,886.35	33.19	787,673.38	4.441	776	66.66	67.54
5 to 6	55	51,898,134.96	16.57	943,602.45	4.272	780	62.78	65.91
7 to 8	15	14,195,522.89	4.53	946,368.19	4.344	768	63.87	66.50
9 to 10	6	4,992,419.70	1.59	832,069.95	4.156	783	54.14	54.14
13 to 14	1	1,265,625.00	0.40	1,265,625.00	5.100	711	75.00	75.00
17 to 18	1	849,976.85	0.27	849,976.85	4.850	775	75.00	79.31
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 3 months.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
15.01 to 20.00	1	607,469.80	0.19	607,469.80	4.250	796	19.67	22.90
20.01 to 25.00	1	1,244,815.17	0.40	1,244,815.17	4.250	815	23.80	23.80
25.01 to 30.00	3	3,477,040.41	1.11	1,159,013.47	4.039	739	28.31	47.30
30.01 to 35.00	5	4,304,588.65	1.37	860,917.73	4.324	792	33.26	33.26
35.01 to 40.00	13	11,759,039.89	3.75	904,541.53	4.261	756	37.74	41.71
40.01 to 45.00	9	8,313,296.96	2.65	923,699.66	4.245	783	42.50	47.08
45.01 to 50.00	13	11,751,712.72	3.75	903,977.90	4.246	763	47.81	58.64
50.01 to 55.00	24	23,956,799.33	7.65	998,199.97	4.195	775	53.02	54.65
55.01 to 60.00	29	24,871,004.85	7.94	857,620.86	4.187	772	57.82	58.09
60.01 to 65.00	38	32,818,870.70	10.48	863,654.49	4.268	772	63.17	64.15
65.01 to 70.00	47	39,546,434.10	12.63	841,413.49	4.374	773	68.43	69.11
70.01 to 75.00	66	55,876,729.03	17.84	846,617.11	4.460	775	74.17	74.25
75.01 to 80.00	123	94,694,601.59	30.23	769,874.81	4.448	777	79.38	79.40
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 66.4%.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
20.01 to 25.00	2	1,852,284.97	0.59	926,142.49	4.250	809	22.45	23.50
30.01 to 35.00	6	5,388,534.41	1.72	898,089.07	4.229	783	32.05	33.05
35.01 to 40.00	11	10,121,164.20	3.23	920,105.84	4.171	762	36.78	37.51
40.01 to 45.00	7	6,511,975.50	2.08	930,282.21	4.172	788	42.51	42.51
45.01 to 50.00	8	6,970,938.73	2.23	871,367.34	4.281	751	46.12	48.19
50.01 to 55.00	19	18,453,196.56	5.89	971,220.87	4.138	771	52.72	52.72
55.01 to 60.00	31	27,455,651.88	8.77	885,666.19	4.226	773	57.36	57.84
60.01 to 65.00	41	34,910,592.41	11.15	851,477.86	4.253	770	59.13	63.26
65.01 to 70.00	49	43,742,474.78	13.97	892,703.57	4.368	774	66.36	68.55
70.01 to 75.00	70	59,400,361.98	18.96	848,576.60	4.439	774	72.83	73.99
75.01 to 80.00	128	98,415,227.78	31.42	768,868.97	4.455	776	78.90	79.31
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 67.6%. The original combined loan-to value was calculated using the full lien amount (drawn and undrawn) for the second mortgage.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Credit Scores of the Mortgage Loans at Origination
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
691 to 700	4	4,337,819.12	1.38	1,084,454.78	4.313	698	45.30	60.90
701 to 710	1	611,619.77	0.20	611,619.77	4.625	702	61.52	61.52
711 to 720	9	7,460,874.54	2.38	828,986.06	4.493	715	61.64	65.32
721 to 730	11	9,333,479.81	2.98	848,498.16	4.252	725	62.40	62.40
731 to 740	19	17,282,572.95	5.52	909,609.10	4.390	736	61.77	63.42
741 to 750	19	15,121,731.61	4.83	795,880.61	4.318	745	62.84	65.78
751 to 760	25	22,328,524.68	7.13	893,140.99	4.326	755	68.70	68.97
761 to 770	51	43,499,642.48	13.89	852,934.17	4.386	765	71.26	71.81
771 to 780	56	49,092,062.95	15.67	876,643.98	4.348	776	65.93	67.47
781 to 790	64	53,717,804.83	17.15	839,340.70	4.358	785	69.05	69.15
791 to 800	63	49,467,059.38	15.79	785,191.42	4.368	796	66.14	67.28
801 to 810	43	35,596,737.65	11.36	827,831.11	4.325	805	65.55	66.92
811 to 820	7	5,372,473.43	1.72	767,496.20	4.304	814	58.15	59.38
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The weighted average credit score of the mortgage loans at origination was approximately 774.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Documentation Type of the Mortgage loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Two Years Income with Assets	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
7,001 to 10,000	6	3,335,645.68	1.06	555,940.95	4.467	779	68.91	69.71
10,001 to 20,000	119	80,842,677.25	25.81	679,350.23	4.386	777	69.79	70.24
20,001 to 30,000	111	88,369,241.12	28.21	796,119.29	4.423	775	68.06	68.91
30,001 to 40,000	51	50,699,436.22	16.19	994,106.59	4.287	772	66.65	68.78
40,001 to 50,000	24	24,574,772.55	7.85	1,023,948.86	4.298	767	62.95	64.89
50,001 to 60,000	17	15,723,087.55	5.02	924,887.50	4.337	773	60.34	61.19
60,001 to 70,000	12	14,704,381.77	4.69	1,225,365.15	4.372	776	64.97	67.44
70,001 to 80,000	7	6,653,655.84	2.12	950,522.26	4.028	765	55.73	55.73
80,001 to 90,000	7	7,013,317.80	2.24	1,001,902.54	4.380	768	69.71	72.38
90,001 to 100,000	6	5,722,262.99	1.83	953,710.50	4.177	754	62.08	62.08
100,001 to 200,000	8	9,024,256.10	2.88	1,128,032.01	4.402	764	58.44	64.34
200,001 to 300,000	3	4,059,668.33	1.30	1,353,222.78	4.149	792	49.14	49.14
400,001 to 500,000	1	2,500,000.00	0.80	2,500,000.00	4.100	777	53.19	53.19
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The weighted average monthly income of the mortgage borrower at origination was approximately $41,860.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Debt-to-Income Ratio of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 to 5.00	1	2,500,000.00	0.80	2,500,000.00	4.100	777	53.19	53.19
5.01 to 10.00	7	7,607,211.30	2.43	1,086,744.47	4.196	767	48.68	55.67
10.01 to 15.00	17	16,766,947.40	5.35	986,291.02	4.290	778	64.56	64.56
15.01 to 20.00	29	23,871,206.50	7.62	823,145.05	4.263	771	65.60	65.89
20.01 to 25.00	50	41,121,303.13	13.13	822,426.06	4.384	773	68.46	70.24
25.01 to 30.00	58	48,231,925.76	15.40	831,584.93	4.367	772	67.55	69.61
30.01 to 35.00	61	48,686,450.10	15.54	798,138.53	4.354	777	65.46	65.70
35.01 to 40.00	64	52,467,619.19	16.75	819,806.55	4.369	773	67.04	68.50
40.01 to 45.00	75	62,764,407.84	20.04	836,858.77	4.391	775	68.81	69.72
45.01 to 50.00	7	6,525,989.01	2.08	932,284.14	4.356	765	55.69	56.52
50.01 to 55.00	1	927,722.02	0.30	927,722.02	4.375	800	69.00	69.00
55.01 to 60.00	2	1,751,620.95	0.56	875,810.48	4.495	772	65.89	70.33
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 30.9%.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
20,000.01 to 50,000.00	19	12,135,695.04	3.87	638,720.79	4.423	769	66.57	67.78
50,000.01 to 100,000.00	49	32,085,724.10	10.24	654,810.70	4.389	774	72.75	72.93
100,000.01 to 150,000.00	44	34,246,143.73	10.93	778,321.45	4.407	774	67.37	68.22
150,000.01 to 200,000.00	24	17,246,494.72	5.51	718,603.95	4.436	780	70.89	70.89
200,000.01 to 250,000.00	36	29,229,823.52	9.33	811,939.54	4.418	778	68.28	70.43
250,000.01 to 300,000.00	21	19,119,120.81	6.10	910,434.32	4.335	768	67.30	67.73
300,000.01 to 350,000.00	18	15,278,464.85	4.88	848,803.60	4.368	773	68.51	70.61
350,000.01 to 400,000.00	12	10,638,293.51	3.40	886,524.46	4.291	765	60.90	62.77
400,000.01 to 450,000.00	22	18,710,870.17	5.97	850,494.10	4.383	776	69.31	69.31
450,000.01 to 500,000.00	18	15,322,208.45	4.89	851,233.80	4.304	770	71.86	72.24
500,000.01 to 550,000.00	11	8,829,417.42	2.82	802,674.31	4.254	777	66.16	66.84
550,000.01 to 600,000.00	14	11,186,719.30	3.57	799,051.38	4.314	778	67.68	69.50
600,000.01 to 650,000.00	10	10,251,585.53	3.27	1,025,158.55	4.331	775	60.33	64.67
650,000.01 to 700,000.00	4	5,038,497.29	1.61	1,259,624.32	4.173	768	55.88	63.10
700,000.01 to 750,000.00	3	2,668,892.88	0.85	889,630.96	4.361	791	70.05	70.05
750,000.01 to 800,000.00	3	2,557,217.81	0.82	852,405.94	4.500	788	69.98	69.98
800,000.01 to 850,000.00	10	10,100,703.91	3.22	1,010,070.39	4.300	778	69.69	71.40
850,000.01 to 900,000.00	5	5,370,860.63	1.71	1,074,172.13	4.418	777	68.37	69.74
900,000.01 to 950,000.00	4	3,598,857.85	1.15	899,714.46	4.259	780	59.68	59.68
950,000.01 to 1,000,000.00	1	695,229.60	0.22	695,229.60	4.350	797	58.33	58.33
1,000,000.01 to 3,000,000.00	33	33,951,737.77	10.84	1,028,840.54	4.296	773	59.48	60.07
3,000,000.01 to 5,000,000.00	7	8,971,174.17	2.86	1,281,596.31	4.208	763	47.23	54.03
7,000,000.01 to 9,000,000.00	3	3,488,670.14	1.11	1,162,890.05	4.558	740	67.25	67.25
15,000,000.01 to 17,000,000.00	1	2,500,000.00	0.80	2,500,000.00	4.100	777	53.19	53.19
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The weighted average verified assets of the mortgage borrowers at origination was approximately $795,214.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Not Self-Employed	243	197,490,081.21	63.05	812,716.38	4.350	777	67.19	68.29
Self-Employed	129	115,732,321.99	36.95	897,149.78	4.363	768	65.00	66.50
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	354	291,394,475.07	93.03	823,148.23	4.353	774	66.69	67.98
120	18	21,827,928.13	6.97	1,212,662.67	4.379	767	62.18	62.97
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Investment Property	2	2,543,034.92	0.81	1,271,517.46	4.309	717	44.49	65.42
Owner-Occupied	352	294,794,223.21	94.12	837,483.59	4.353	774	66.55	67.68
Second Home	18	15,885,145.07	5.07	882,508.06	4.384	775	66.65	67.03
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Cash-Out Refinance	23	21,455,323.59	6.85	932,840.16	4.272	769	52.39	53.60
Purchase	194	165,844,171.27	52.95	854,866.86	4.395	776	72.13	72.55
Rate Term Refinance	155	125,922,908.34	40.20	812,405.86	4.315	772	61.19	63.53
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Detached	250	216,346,895.23	69.07	865,387.58	4.351	772	65.08	66.87
Planned Unit Development	86	64,787,009.15	20.68	753,337.32	4.363	777	71.13	71.17
Condominium	26	22,296,672.28	7.12	857,564.32	4.380	778	71.00	71.00
Cooperative Unit	6	6,114,400.86	1.95	1,019,066.81	4.325	782	41.41	41.41
Two-to-Four Family	4	3,677,425.68	1.17	919,356.42	4.309	778	72.62	72.62
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
California	139	135,270,488.42	43.19	973,168.98	4.350	773	63.15	65.26
Texas	65	48,733,135.84	15.56	749,740.55	4.314	778	69.53	70.08
Illinois	20	15,832,741.83	5.05	791,637.09	4.500	773	73.02	73.91
Massachusetts	18	14,866,612.60	4.75	825,922.92	4.251	756	71.45	72.60
Florida	12	9,625,872.22	3.07	802,156.02	4.458	784	67.06	67.06
Washington	12	9,385,910.63	3.00	782,159.22	4.310	779	65.93	67.27
New York	9	9,175,326.36	2.93	1,019,480.71	4.388	775	48.93	48.93
Colorado	12	8,107,029.09	2.59	675,585.76	4.253	778	72.90	72.90
Arizona	11	7,242,577.67	2.31	658,416.15	4.428	773	71.66	71.66
Maryland	8	5,792,721.84	1.85	724,090.23	4.324	774	77.19	77.19
Oregon	7	4,454,700.96	1.42	636,385.85	4.609	792	76.02	76.02
Virginia	7	4,438,322.26	1.42	634,046.04	4.467	786	67.97	67.97
Georgia	6	3,999,693.37	1.28	666,615.56	4.416	787	71.43	76.32
Michigan	5	3,943,605.52	1.26	788,721.10	4.402	769	66.46	66.46
New Jersey	4	3,694,924.60	1.18	923,731.15	4.152	779	58.08	58.08
North Carolina	4	3,169,462.82	1.01	792,365.71	4.461	786	73.32	73.32
Pennsylvania	5	3,107,757.36	0.99	621,551.47	4.431	790	74.74	74.74
Utah	3	2,820,009.13	0.90	940,003.04	4.483	776	73.85	73.85
Connecticut	2	1,991,798.07	0.64	995,899.04	4.608	730	67.22	67.22
Oklahoma	2	1,946,078.72	0.62	973,039.36	4.188	757	72.07	72.07
Hawaii	1	1,944,371.43	0.62	1,944,371.43	4.000	757	60.00	60.00
Tennessee	3	1,741,785.70	0.56	580,595.23	4.334	797	69.04	70.59
Missouri	2	1,500,120.56	0.48	750,060.28	4.625	758	80.00	80.00
Maine	1	1,175,943.50	0.38	1,175,943.50	4.250	769	60.00	60.00
Vermont	1	1,098,415.10	0.35	1,098,415.10	4.000	752	64.76	64.76
Alabama	2	1,092,379.56	0.35	546,189.78	4.627	774	76.49	76.49
Nevada	2	1,047,197.75	0.33	523,598.88	4.438	752	63.75	63.75
Mississippi	1	979,546.36	0.31	979,546.36	4.000	763	64.10	64.10
Delaware	1	820,280.12	0.26	820,280.12	4.375	783	70.00	70.00
Indiana	1	758,828.78	0.24	758,828.78	3.750	700	43.66	43.66
South Carolina	1	755,999.92	0.24	755,999.92	4.500	773	79.78	79.78
New Hampshire	1	595,372.63	0.19	595,372.63	4.500	761	70.00	70.00
Rhode Island	1	560,614.25	0.18	560,614.25	4.250	775	39.65	63.10
Kansas	1	538,669.36	0.17	538,669.36	4.875	765	80.00	80.00
Minnesota	1	524,080.29	0.17	524,080.29	4.250	782	59.01	59.01
Ohio	1	490,028.58	0.16	490,028.58	4.125	808	44.05	44.05
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
San Francisco, CA	25	23,472,945.81	7.49	938,917.83	4.349	777	64.30	67.63
Dallas, TX	15	9,992,241.17	3.19	666,149.41	4.377	783	67.51	68.25
Houston, TX	12	9,539,368.28	3.05	794,947.36	4.106	773	59.44	59.44
New York, NY	7	7,311,359.61	2.33	1,044,479.94	4.360	781	45.68	45.68
Los Angeles, CA	6	7,040,214.34	2.25	1,173,369.06	4.301	766	53.33	56.78
University Park, TX	7	6,899,706.06	2.20	985,672.29	4.409	775	76.68	76.68
Menlo Park, CA	5	6,832,741.78	2.18	1,366,548.36	4.351	770	62.91	65.93
Austin, TX	9	6,481,520.06	2.07	720,168.90	4.480	786	77.72	77.72
Los Gatos, CA	5	6,325,918.11	2.02	1,265,183.62	4.283	778	59.82	60.88
Chicago, IL	6	5,642,560.33	1.80	940,426.72	4.501	776	73.93	75.38
Other	275	223,683,827.65	71.41	813,395.74	4.359	773	67.38	68.48
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
180	47	38,072,383.01	12.16	810,050.70	3.985	777	57.46	59.69
240	3	3,418,713.94	1.09	1,139,571.31	3.996	743	52.05	54.63
360	322	271,731,306.25	86.75	843,886.04	4.411	774	67.81	68.90
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The weighted average original term to maturity of the mortgage loans at origination was approximately 337 months.

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
171 to 175	26	21,804,950.35	6.96	838,651.94	4.054	780	57.40	60.08
176 to 180	21	16,267,432.66	5.19	774,639.65	3.892	773	57.56	59.17
236 to 240	3	3,418,713.94	1.09	1,139,571.31	3.996	743	52.05	54.63
341 to 345	1	849,976.85	0.27	849,976.85	4.850	775	75.00	79.31
346 to 350	2	1,779,258.48	0.57	889,629.24	5.071	739	76.44	76.44
351 to 355	49	48,767,493.72	15.57	995,254.97	4.371	776	64.44	67.33
356 to 360	270	220,334,577.20	70.34	816,053.99	4.413	773	68.46	69.15
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 333 months.

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	301	237,104,884.88	75.70	787,723.87	4.366	775	67.31	68.02
36	2	2,296,114.38	0.73	1,148,057.19	4.345	758	74.07	74.07
60	69	73,821,403.94	23.57	1,069,875.42	4.319	771	63.17	66.16
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Other	113	90,790,948.78	28.99	803,459.72	4.318	780	64.11	65.13
First Republic	74	79,134,733.19	25.26	1,069,388.29	4.320	770	64.01	66.81
Prime Lending	70	55,300,831.87	17.66	790,011.88	4.355	772	70.48	70.95
Flagstar Bank, F.S.B.	38	30,411,003.01	9.71	800,289.55	4.437	764	65.19	66.01
Shore Financial Services, Inc.	32	22,581,018.81	7.21	705,656.84	4.387	774	70.63	70.85
Cornerstone	26	19,249,254.87	6.15	740,355.96	4.395	777	67.72	68.10
Wintrust Mortgage	19	15,754,612.67	5.03	829,190.14	4.486	777	71.48	72.38
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Retail	292	249,155,514.08	79.55	853,272.31	4.343	774	66.10	67.39
Broker	54	43,198,336.19	13.79	799,969.19	4.346	772	68.13	69.32
Correspondent	26	20,868,552.93	6.66	802,636.65	4.514	773	66.13	66.95
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Cenlar	278	218,521,648.28	69.77	786,049.09	4.382	774	67.89	68.59
First Republic	74	79,134,733.19	25.26	1,069,388.29	4.320	770	64.01	66.81
PHH Mortgage Corporation	20	15,566,021.73	4.97	778,301.09	4.149	785	57.26	58.28
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	338	281,034,902.64	89.72	831,464.21	4.353	774	68.00	68.00
Has Second Lien	34	32,187,500.56	10.28	946,691.19	4.366	769	52.23	64.38
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
No Mortgage Insurance Status	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
February 2011	1	849,976.85	0.27	849,976.85	4.850	775	75.00	79.31
June 2011	1	1,265,625.00	0.40	1,265,625.00	5.100	711	75.00	75.00
October 2011	1	513,633.48	0.16	513,633.48	5.000	809	80.00	80.00
November 2011	5	4,478,786.22	1.43	895,757.24	4.060	780	51.17	51.17
December 2011	3	1,857,741.07	0.59	619,247.02	3.857	767	51.96	51.96
January 2012	14	14,237,725.34	4.55	1,016,980.38	4.392	769	67.05	69.67
February 2012	28	25,404,799.75	8.11	907,314.28	4.350	782	60.47	65.33
March 2012	26	24,877,115.29	7.94	956,812.13	4.194	777	63.47	65.04
April 2012	13	12,135,643.21	3.87	933,511.02	4.225	775	61.38	63.45
May 2012	119	94,058,325.87	30.03	790,406.10	4.454	774	66.91	68.27
June 2012	130	110,170,215.14	35.17	847,463.19	4.336	772	67.45	67.77
July 2012	31	23,372,815.98	7.46	753,961.81	4.287	770	73.84	73.84
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
December 2026	5	4,478,786.22	1.43	895,757.24	4.060	780	51.17	51.17
January 2027	3	1,857,741.07	0.59	619,247.02	3.857	767	51.96	51.96
February 2027	1	1,327,314.28	0.42	1,327,314.28	4.500	791	70.00	70.00
March 2027	7	4,660,335.17	1.49	665,762.17	4.075	790	59.05	67.25
April 2027	10	9,480,773.61	3.03	948,077.36	4.018	776	58.83	60.97
May 2027	7	5,531,200.91	1.77	790,171.56	3.994	790	54.27	57.69
June 2027	6	4,662,136.92	1.49	777,022.82	3.926	750	60.75	62.34
July 2027	8	6,074,094.83	1.94	759,261.85	3.772	776	58.09	58.09
July 2032	3	3,418,713.94	1.09	1,139,571.31	3.996	743	52.05	54.63
March 2041	1	849,976.85	0.27	849,976.85	4.850	775	75.00	79.31
July 2041	1	1,265,625.00	0.40	1,265,625.00	5.100	711	75.00	75.00
November 2041	1	513,633.48	0.16	513,633.48	5.000	809	80.00	80.00
January 2042	1	902,177.86	0.29	902,177.86	4.450	785	76.00	76.00
February 2042	10	10,108,289.68	3.23	1,010,828.97	4.404	764	64.18	67.86
March 2042	22	21,651,284.13	6.91	984,149.28	4.401	778	63.33	67.27
April 2042	16	16,105,742.05	5.14	1,006,608.88	4.306	780	65.43	66.60
May 2042	6	5,406,936.60	1.73	901,156.10	4.441	766	65.74	65.74
June 2042	113	88,372,611.92	28.21	782,058.51	4.496	777	67.81	68.54
July 2042	119	102,512,404.93	32.73	861,448.78	4.371	772	67.86	68.71
August 2042	32	24,042,623.75	7.68	751,331.99	4.276	769	74.02	74.02
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Current	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

Sequoia Mortgage Trust 2012-4

Mortgage Pass-Through Certificates, Series 2012-4

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Never Delinquent	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63
Total:	372	313,222,403.20	100.00	841,995.71	4.355	774	66.38	67.63

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